SMITH & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:                                          CRANDALL BUILDING SUITE 700
AMERICAN INSTITUTE OF                                10 WEST 100 SOUTH
       CERTIFIED PUBLIC ACCOUNTANTS                  SALT LAKE CITY, UTAH 84101
UTAH ASSOCIATION OF                                  TELEPHONE: (801) 575-8297
       CERTIFIED PUBLIC ACCOUNTANTS                  FACSIMILE: (801) 575-8306


December 30, 1995

Mr. Steve Christensen
The Canton Industrial Corporation
268 West 400 South, Suite 300
Salt Lake City, UT 84101

RE:      Auditor relationship

Dear Mr. Christensen:

This is to confirm that the client-auditor relationship between The Canton Industrial Corporation (SEC File No. I-9418) and Smith & Company has ceased, effective December 30, 1995.

Very truly yours,

Smith & Company

By: /s/ R. N. Smith

cc:      SECPS Letter File
         U.S. Securities & Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, Northwest
         Washington, DC 20549